UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 24, 2008

                           HORIZON FINANCIAL CORP.
           (Exact name of registrant as specified in its charter)

     Washington                     0-27062                   91-1695422
(State or other jurisdiction    (Commission                (IRS Employer
of incorporation)               File Number)           Identification No.)

    1500 Cornwall Avenue, Bellingham, Washington                98225
        (Address of principal executive offices)              (Zip Code)

     Registrant's telephone number (including area code):  (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.


[ ]   Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On April 24, 2008, Horizon Financial Corp. issued its earnings release for the quarter and year ended March 31, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits
--------------------------------------------

     (c)      Exhibits

     99.1     Press Release of Horizon Financial Corp. dated April 24, 2008.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     HORIZON FINANCIAL CORP.



Date: April 24, 2008                 By:/s/Richard P. Jacobson
                                        ------------------------------------
                                        Richard P. Jacobson
                                        President and Chief Executive Officer

                                  Exhibit 99.1

CONTACTS: V. Lawrence Evans, Chairman
          Rich Jacobson, CEO
          Dennis Joines, President & COO
          360.733.3050


     Horizon Financial Earns $1.51 per Diluted Share in Fiscal 2008;
     --------------------------------------------------------------------
                       Loan Portfolio Grows 13 Percent
                       -------------------------------

BELLINGHAM, Wash., April 24, 2008 -- Horizon Financial Corp. (NASDAQ:HRZB) today reported strong loan growth contributed to near record profits in its fiscal year ended March 31, 2008. Horizon reported earnings of $18.4 million, or $1.51 per diluted share, in fiscal 2008, compared to record earnings of $19.0 million, or $1.53 per diluted share, posted a year ago. Fiscal fourth quarter earnings were $3.8 million, or $0.31 per diluted share, compared to $4.9 million, or $0.40 per diluted share for the fourth quarter of fiscal 2007. Fiscal 2008 Highlights (for the year ended March 31, 2008 compared to March 31, 2007):

 * Deposits grew 7% year-over-year and totaled $1.04 billion at fiscal year end.
 * Earnings per share benefited from an active share repurchase program.
 * Net loans grew 13% to $1.19 billion from $1.05 billion a year ago.
 * Non-performing assets rose due to two large Snohomish county construction projects placed on nonaccrual status.
   -- Non-performing assets were $12.3 million, or 0.88% of total assets, up from $951,000 or 0.07% a year ago.
   -- The $2 million provision for loan losses in the fourth quarter more than doubled the full year provision to $4.1 million up from $1.9 million in fiscal 2007.
   -- Loan loss reserves totaled $19.1 million, or 1.60% of net loans receivable compared to $15.9 million, or 1.51% a year ago.
   -- Net charge offs were a modest $875,000, or 0.08% of average loans, in fiscal 2008.
 * Tangible book value per share grew 7% to $10.72 from $10.04 a year ago.
 * Capital ratios remain strong with equity to assets of 9.22% and risk-based capital of 11.02%.

``Our local economy continues to perform better than the national averages on most metrics, although we are well below last year's robust levels,'' stated
V. Lawrence Evans, Chairman. ``Housing sales activity ticked up in March and, as a result, the number of months of inventory figures declined in most of our markets. However, inventories remain at elevated levels, so we need to see this increased sales activity continue before we can become more optimistic about the outlook for the housing market.''

Non-performing assets grew significantly in the final quarter of our fiscal year. Two lending relationships contributed to the majority of the increase in our non-accrual figures, including a residential developer in Snohomish County with inventory consisting of 17 homes (4 of which are in escrow with sales pending), 8 residential building lots; and one commercial development project for a 7.4 acre site in Monroe, Washington. Horizon charged off over $700,000 in the quarter for these projects and the loan balances on its books are now in line with current market values.

Statewide employment growth continued to be strong with 84,700 jobs added to the resident labor force compared to a year ago. The state's labor force also grew, resulting in higher unemployment levels in March compared to a year ago. Washington statewide unemployment in March increased to 5.3% (seasonally adjusted) from 4.7% a year ago. Bellingham's unemployment was at 5.1%, up from 4.1% last year. Tacoma and Mt. Vernon-Anacortes also rose with unemployment at 5.9% in March compared to 4.7% in both markets a year ago. Snohomish County saw unemployment fall to 4.3% from 4.4%.

Conference Call and Investor Conference Information

Management will host a conference call today, April 24, 2008, at 1:30 pm PDT (4:30 pm EDT) to discuss fourth quarter and fiscal 2008 results. The replay, which will be available for a month beginning shortly after the call concludes, can be

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HRZB Reports Fourth Quarter Fiscal 2008 Profits
April 24, 2008
Page 2

heard at (303) 590-3000 using access code 11110237#. In addition, Horizon Financial's management team is scheduled to present at the D.A. Davidson 10th Annual Financial Services Conference on May 7, 2008 at 4:45 p.m. PDT.

Review of Operations

In fiscal 2008, net revenues (net interest income plus non-interest income) increased 4% to $60.6 million from $58.3 million in fiscal 2007. In the fourth quarter of fiscal 2008, net revenues were flat compared to the same period in 2007 at $14.7 million and down slightly from $15.3 million from the immediate prior quarter. Interest income fell 2% in the current quarter and increased 8% for the year, while interest expense increased 2% in the current quarter and 16% for the year.

``With 48% of our loan portfolio tied to prime with rates above any applicable floors, the continuing rate cuts by the Federal Reserve significantly impacted revenues and net interest margin this year,'' said Rich Jacobson, CEO. ``During the quarter ended March 31, 2008, we took the opportunity to reposition some of our higher cost deposits and reduce costs on the liabilities side of the ledger. We accomplished this by calling $29 million in callable brokered CDs which averaged 5.29% and replaced them with CDs with an average rate of 3.29%. Additionally, the reversal of accrued interest on nonperforming loans negatively impacted net interest margin during the quarter. The effect of calling the brokered CDs, combined with the interest income lost from the loans placed on non-accrual, adversely impacted net interest margin by 14 basis points during the quarter and shaved 5 basis points from the full year net interest margin.''

In fiscal 2008, the net interest margin was 4.37% compared to 4.73% for fiscal 2007. In fiscal 2008, the yield on interest-earning assets was 8.17% compared to 8.35% in fiscal 2007. For fiscal 2008, the cost of interest-bearing liabilities was 3.93% compared to 3.74% in the year-ago period.

The net interest margin was 3.88% in the fourth quarter of fiscal 2008, a decrease of 52 basis points from the immediate prior quarter and down 75 basis points from the same period a year ago, reflecting the recent significant cuts in short term rates. The yield on earning assets was 7.36% in the fourth quarter of fiscal 2008, a decrease from 8.26% in the preceding quarter and 8.45% in the fourth quarter of fiscal 2007. In the fourth quarter of fiscal 2008, the cost of interest-bearing liabilities was 3.60%, down 40 basis points from the preceding quarter and down 36 basis points from the year ago quarter.

In fiscal 2008, non-interest income grew 21% to $7.0 million from $5.8 million during the comparable period in fiscal 2007. Fourth quarter non-interest income grew 46% to $2.2 million compared to $1.5 million in the fourth quarter of fiscal 2007, boosted by gains from sale of loans and investments. Residential mortgage originations were up 20% for the year, providing a solid contribution to revenues as well as contributing to portfolio growth.

For the full year, operating expense increased 5% to $29.2 million from $27.9 million in fiscal 2007, reflecting branch expansion and overall growth of the franchise. Fourth quarter operating (non-interest) expense fell 4% to $7.1 million from $7.4 million in the fourth quarter of fiscal 2007.

In 2008, Horizon's return on average equity was 14.53% and the return on average assets was 1.37%, compared to 16.11% and 1.57%, respectively, in fiscal 2007. Fourth quarter return on average equity was 11.77% compared to 14.72% in the immediate prior quarter and 16.05% in the fourth quarter of fiscal 2007. Return on average assets was 1.08% in the fourth quarter of fiscal 2008, compared to 1.38% in the preceding quarter and 1.56% in the fourth quarter of fiscal 2007. In fiscal 2008, the efficiency ratio was 48.12% compared to 47.79% in fiscal 2007. The efficiency ratio was 48.21% in the fourth quarter of fiscal 2008 compared to 48.46% in the immediate prior quarter and 50.08% in the fourth quarter of fiscal 2007.

Balance Sheet Review

Total assets grew 10% to $1.39 billion at March 31, 2008 from $1.27 billion at March 31, 2007. Net loans increased 13% to $1.19 billion at the end of March 2008 compared to $1.05 billion a year earlier. The loan mix continues to reflect the business banking focus of the lending team, with commercial real estate loans representing 69% of net loans, commercial loans representing 15%, residential 12%, and consumer 4% of net loans. ``We are continuing to shift our focus from construction to commercial lending, to better diversify our loan mix,'' said Dennis Joines, President and COO.

Non-performing loans (NPLs) were $11.6 million at March 31, 2008 representing 0.97% of net loans receivable and non-performing assets (NPAs) totaled $12.3 million or 0.88% of total assets. For fiscal 2007, NPLs were $226,000, or 0.02% of net loans and NPAs were $951,000, or 0.07% of total assets.

``Despite the addition of $10.6 million to nonperforming status at the end of the year, our asset quality remains slightly better than that of banks our size in the nation. As of December 31, 2007, the SNL index of banks with assets of $1 billion to $5 billions shows NPA/Assets for this group was 0.93% and NPL/loans was 1.04%,'' said Joines. ``Asset quality

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HRZB Reports Fourth Quarter Fiscal 2008 Profits
April 24, 2008
Page 3

has always been a primary focus for us, and we are working closely with our borrowers to work through the current challenging environment.''

``Regarding the three loans in Pierce County that we discussed last quarter, I am happy to report that the developers have made progress on these projects and the loans are current at this time. We remain cautiously optimistic that these borrowers will be able to maintain their loans in good standing as we move into the summer season,'' Jacobson added.

In fiscal 2008, the provision for loan losses totaled $4.1 million compared to $1.9 million a year ago. The provision for loan losses was $2.0 million in the fourth quarter of fiscal 2008, $900,000 in the immediate prior quarter, and none in the fourth quarter of fiscal 2007. In fiscal 2008, net charge-offs totaled $875,000, or 0.08% of average loans, compared to $145,000, or 0.01% of average loans at March 31, 2007. Net charge-offs were $777,000 in the fourth quarter of fiscal 2008, $32,000 in the immediate prior quarter of fiscal 2008, and $80,000 in the fourth quarter of fiscal 2007. The reserve for loan losses totaled $19.1 million at March 31, 2008, representing 1.60% of net loans receivable compared to $15.9 million, or 1.51% of net loans receivable at March 31, 2007.

Total deposits increased 7% to $1.04 billion at March 31, 2008, compared to $975 million a year earlier. Transaction accounts decreased 9% to $344 million compared to $380 million a year ago, and time deposits increased 16.6% to $695 million at March 31, 2008, compared to $596 million at March 31, 2007.

At March 31, 2008, Horizon's book value was $10.79 per share compared to $10.11 per share a year earlier, and tangible book value was $10.72 per share at March 31, 2008, up from $10.04 per share a year ago. During fiscal 2008, Horizon repurchased 399,700 shares of its common stock at an average price of $17.62 per share, of which 119,300 was purchased in the fourth quarter at an average price of $13.51 per share.

Horizon Financial Corp. is a $1.4 billion, state-chartered bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, is a state-chartered commercial bank that operates 19 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce counties, Washington.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include: the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, loan quality and the loss levels expected on non-performing loans, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. Accordingly, undue reliance should not be placed on forward-looking statements. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Economic data was derived from reports by the Washington State Employment Security Department, Labor Market and Economic Analysis at http://www.workforceexplorer.com, Marple's Pacific Northwest Letter at http://www.marples.com, and other real estate data at http://www.wcrer.wsu.edu and nwrealestate.com.

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HRZB Reports Fourth Quarter Fiscal 2008 Profits
April 24, 2008
Page 4


 CONSOLIDATED STATEMENTS OF INCOME       Quarter        Three          Quarter       One       Quarter
 (unaudited)(in 000s, except              Ended         Month           Ended        Year       Ended
 share data)                          Mar 31, 2008      Change       Dec 31,2007    Change   Mar 31, 2007
 ----------------------------------------------------------------------------------------------------------
 Interest income:
   Interest on loans                   $    22,637         -9%         $  24,917       -2%     $   23,160
   Interest and dividends on
    securities                                 906         -9%               992       -6%            965
                                       -----------                   -----------              -----------
     Total interest income                  23,543         -9%            25,909       -2%         24,125

 Interest expense:
   Interest on deposits                      9,215         -4%             9,573        2%          9,012
   Interest on borrowings                    1,914        -25%             2,536        2%          1,883
                                       -----------                   -----------              -----------
     Total interest expense                 11,129         -8%            12,109        2%         10,895
                                       -----------                   -----------              -----------
     Net interest income                    12,414        -10%            13,800       -6%         13,230

   Provision for loan losses                 2,000        122%               900       N/A             --
                                       -----------                   -----------              -----------
     Net interest income after
      provision for loan losses             10,414        -19%            12,900      -21%         13,230

 Non-interest income:
   Service fees                                909          2%               893       14%            800
   Net gain on sales of loans -
    servicing released                         191         12%               170      -18%            233
   Net gain on sales of loans -
    servicing retained                         158         N/A                 1       N/A              1
   Net gain (loss) on sales of
    investment securities                      480         N/A                --       N/A            (29)
   Other                                       475          5%               452       -6%            503
                                       -----------                   -----------              -----------
     Total non-interest income               2,213         46%             1,516       47%          1,508

 Non-interest expense:
   Compensation and employee
    benefits                                 3,962         -6%             4,205       -6%          4,195
   Building occupancy                        1,205         -2%             1,232       -1%          1,212
   Other expenses                            1,440         -7%             1,554       -7%          1,542
   Data processing                             244          4%               234       11%            220
   Advertising                                 200          2%               197       -6%            212
                                       -----------                   -----------              -----------
     Total non-interest expense              7,051         -5%             7,422       -4%          7,381

 Income before provision for
  income taxes                               5,576        -20%             6,994      -24%          7,357
 Provision for income taxes                  1,804        -21%             2,282      -26%          2,444
                                       -----------                   -----------              -----------
 Net Income                            $     3,772        -20%       $     4,712      -23%    $     4,913
                                       ===========                   ===========              ===========
 Earnings per share:
   Basic earnings per share            $      0.32        -18%       $      0.39      -20%    $      0.40
   Diluted earnings per share          $      0.31        -21%       $      0.39      -23%    $      0.40

 Weighted average shares
  outstanding:
   Basic                                11,943,021         -1%        12,064,265       -3%     12,258,580
   Common stock equivalents                 81,437        -13%            93,200      -33%        121,981
                                       -----------                   -----------              -----------
   Diluted                              12,024,458         -1%        12,157,465       -3%     12,380,561
                                       ===========                   ===========              ===========

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HRZB Reports Fourth Quarter Fiscal 2008 Profits
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Page 5


CONSOLIDATED STATEMENTS OF INCOME     Twelve Months             Twelve Months
                                         Ended                     Ended
 (unaudited)                            March 31,                 March 31,
 (in 000s, except per share data)         2008        Change        2007
 ----------------------------------------------------------------------------
 Interest income:
   Interest on loans                 $    96,320        9%     $    88,589
   Interest and dividends on
    securities                             3,923       -2%           4,011
                                     -----------               -----------
     Total interest income               100,243        8%          92,600

 Interest expense:
   Interest on deposits                   38,073       18%          32,251
   Interest on borrowings                  8,572        9%           7,882
                                     -----------               -----------
     Total interest expense               46,645       16%          40,133
                                     -----------               -----------
     Net interest income                  53,598        2%          52,467

   Provision for loan losses               4,100      122%           1,850
                                     -----------               -----------
     Net interest income after
      provision for loan losses           49,498       -2%          50,617

 Non-interest income:
   Service fees                            3,601       10%           3,274
   Net gain on sales of loans -
    servicing released                       848        3%             827
   Net gain on sales of loans -
    servicing retained                       176      665%              23
   Net gain (loss) on sales of
    investment securities                    480      N/A              (10)
   Other                                   1,939       12%           1,724
                                     -----------               -----------
     Total non-interest income             7,044       21%           5,838

 Non-interest expense:
   Compensation and employee
    benefits                              16,595        2%          16,328
   Building occupancy                      4,698       10%           4,280
   Other expenses                          6,118        8%           5,640
   Data processing                           957       11%             862
   Advertising                               812        8%             751
                                     -----------               -----------
     Total non-interest expense           29,180        5%          27,861

 Income before provision for
  income tax                              27,362       -4%          28,594
 Provision for income tax                  8,949       -6%           9,566
                                     -----------               -----------
 Net Income                          $    18,413       -3%     $    19,028
                                     ===========               ===========

 Earnings per share:
   Basic earnings per share          $      1.52       -2%     $      1.55
   Diluted EPS                       $      1.51       -1%     $      1.53

 Weighted average shares
  outstanding:
   Basic                              12,097,615       -2%      12,287,805
   Common stock equivalents               99,168      -18%         121,287
                                     -----------               -----------
   Diluted                            12,196,783       -2%      12,409,092
                                     ===========               ===========


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HRZB Reports Fourth Quarter Fiscal 2008 Profits
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Page 6


                                                                 Three                  One
 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION       March 31,   Month      Dec 31,     Year     March 31,
 (unaudited) (in 000s, except share data)               2008      Change      2007      Change      2007
 ----------------------------------------------------------------------------------------------------------
 Assets:
  Cash and due from banks                         $     22,412     -10%   $    24,807    -45%   $   40,833
  Interest-bearing deposits                              2,912       5%         2,785    -46%        5,379
  Investment securities-available for sale              41,241     -14%        47,981    -22%       52,865
  Investment securities-held to maturity                    --       0%            --   -100%          370
  Mortgage-backed securities-available for sale         39,100      21%        32,404     49%       26,233
  Mortgage-backed securities-held to maturity               30     -36%            47    -80%          148
  Federal Home Loan Bank stock                           8,867      22%         7,247     22%        7,247
  Loans held for sale                                    2,644       3%         2,561    -41%        4,493
  Gross loans receivable                             1,210,592       0%     1,208,529     13%    1,070,759
  Reserve for loan losses                              (19,114)      7%       (17,891)    20%      (15,889)
                                                  ------------            -----------           ----------
  Net loans receivable                               1,191,478       0%     1,190,638     13%    1,054,870
  Investment in real estate in a joint venture          17,567       1%        17,475      2%       17,169
  Accrued interest and dividends receivable              7,916       0%         7,881     19%        6,626
  Property and equipment, net                           27,778      -1%        28,127      1%       27,631
  Net deferred income tax assets                         6,253      44%         4,351     68%        3,733
  Income tax receivable                                     --    -100%         1,279      0%           --
  Other real estate owned                                  655       0%           655    -10%          725
  Other assets                                          23,325       1%        23,077      6%       22,005
                                                  ------------            -----------           ----------
    Total assets                                  $  1,392,178       0%   $ 1,391,315     10%   $1,270,327
                                                  ============            ===========           ==========

 Liabilities:
  Deposits                                        $  1,038,792       3%   $ 1,009,940      7%   $  975,295
  Other borrowed funds                                 192,343     -14%       222,555     39%      138,715
  Borrowing related to investment in real
   estate in a joint venture                            22,448       2%        21,947     11%       20,243
  Accounts payable and other liabilities                 5,746     -15%         6,757    -40%        9,508
  Advances by borrowers for taxes and insurance            414      93%           215     -9%          454
  Deferred compensation                                  1,944      -1%         1,963     -4%        2,020
  Income tax payable                                     2,174      N/A            --    817%          237
                                                  ------------            -----------           ----------
    Total liabilities                             $  1,263,861       0%   $ 1,263,377     10%   $1,146,472

 Stockholders' equity:
  Serial preferred stock, $1.00 par value;
   10,000,000 shares authorized; none issued
   or outstanding                                           --                     --                   --
  Common stock,$1.00 par value; 30,000,000
   shares authorized; 11,892,208, 11,998,978,
   and 12,254,476 shares outstanding              $     11,892      -1%   $    11,999     -3%   $   12,254
  Additional paid-in capital                            50,597       0%        50,839     -2%       51,489
  Retained earnings                                     63,906       2%        62,709     13%       56,770
  Accumulated other comprehensive income                 1,922     -20%         2,391    -42%        3,342
                                                  ------------            -----------           ----------
    Total stock-holders' equity                        128,317       0%       127,938      4%      123,855
                                                  ------------            -----------           ----------
    Total liabilities and stock-holders' equity   $  1,392,178       0%   $ 1,391,315     10%   $1,270,327
                                                  ============            ===========           ==========

 Intangible assets:
   Goodwill                                       $        545       0%   $       545      0%   $      545
   Mortgage servicing asset                                254      12%           227      2%          250
                                                  ------------            -----------           ----------
   Total intangible assets                        $        799       3%   $       772      1%   $      795
                                                  ============            ===========           ==========


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HRZB Reports Fourth Quarter Fiscal 2008 Profits
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Page 7




 LOANS                        March 31,         Dec 31,          March 31,
(unaudited)(in 000s)            2008             2007               2007
 ----------------------------------------------------------------------------
 1-4 Mortgage
  1-4 Family residential    $ 165,824         $ 164,933        $ 149,885
  1-4 Family construction      35,303            36,584           28,576
  Participations sold         (54,269)          (49,105)         (54,592)
                           ----------        ----------       ----------
 Subtotal                     146,858           152,412          123,869

 Construction and land
  development                 486,535           477,908          405,348
 Multi family residential      45,049            45,415           52,727
 Commercial real estate       300,109           312,669          292,212
 Commercial loans             177,685           168,120          146,265
 Home equity secured           47,351            44,267           45,307
 Other consumer loans           7,005             7,738            5,031
                           ----------        ----------       ----------
 Subtotal                   1,063,734         1,056,117          946,890
                           ----------        ----------       ----------
 Subtotal                   1,210,592         1,208,529        1,070,759
Less:
  Reserve for loan losses     (19,114)          (17,891)         (15,889)
                           ----------        ----------       ----------
 Net loans receivable      $1,191,478        $1,190,638       $1,054,870
                           ==========        ==========       ==========

 Net residential loans     $  145,565   12%  $  151,151   13%    122,839  12%
 Net commercial loans         174,263   15%     165,077   14%    143,604  13%
 Net commercial real
  estate loans                818,215   69%     823,257   69%    738,861  70%
 Net consumer loans            53,435    4%      51,153    4%     49,566   5%
                           ---------------   ---------------- ---------------
                           $1,191,478  100%  $1,190,638  100% $1,054,870 100%
                           ===============   ================ ===============

DEPOSITS                      March 31,         Dec 31,            March 31,
(unaudited)(in 000s)            2008             2007                2007
 ----------------------------------------------------------------------------
 Demand Deposits
   Savings                 $   17,933    2%   $   18,880   2% $   21,628   2%
   Checking                    72,434    7%       71,300   7%     78,294   8%
   Checking -non interest
    bearing                    70,438    7%       81,747   8%     91,703  10%
   Money market               183,063   17%      186,402  18%    187,912  19%
                           ----------------   --------------- ---------------
 Subtotal                     343,868   33%      358,329  35%    379,537  39%

 Certificates of Deposit
   Under $100,000             286,657   27%      280,276  28%    273,022  28%
   $100,000 and above         287,281   28%      273,437  27%    243,346  25%
   Brokered Certificates
    of Deposit                120,986   12%       97,898  10%     79,390   8%
                           ----------------   --------------- ---------------
 Total Certificates of
  Deposit                     694,924   67%      651,611  65%    595,758  61%
                           ----------------   --------------- ---------------
 Total                     $1,038,792  100%   $1,009,940 100%  $ 975,295 100%
                           ================   =============== ===============



                                                                                 Twelve        Twelve
                                          Quarter       Quarter     Quarter      Months        Months
                                           Ended         Ended       Ended        Ended        Ended
 WEIGHTED AVERAGE INTEREST RATES:         March 31,     Dec 31,     March 31,    March 31,    March 31,
 (unaudited)                                2008         2007         2007         2008         2007
 ----------------------------------------------------------------------------------------------------------
 Yield on loans                             7.60%        8.55%        8.79%        8.47%        8.71%
 Yield on investments                       4.16%        4.47%        4.36%        4.39%        4.36%
                                           -----        -----        -----        -----        -----
   Yield on interest
    earning assets                          7.36%        8.26%        8.45%        8.17%        8.35%

 Cost of deposits                           3.61%        3.88%        3.82%        3.83%        3.56%
 Cost of borrowings                         3.56%        4.52%        4.80%        4.44%        4.74%
                                           -----        -----        -----        -----        -----
   Cost of interest-bearing
    liabilities                             3.60%        4.00%        3.96%        3.93%        3.74%

                                                    (more)

HRZB Reports Fourth Quarter Fiscal 2008 Profits
April 24, 2008
Page 8

                                                                               Twelve         Twelve
                                   Quarter        Quarter        Quarter       Months         Months
                                    Ended          Ended          Ended         Ended          Ended
AVERAGE BALANCES                   March 31,       Dec 31,       March 31,     March 31,      March 31,
(unaudited) (in 000s)                2008           2007           2007          2008           2007
 ----------------------------------------------------------------------------------------------------------
  Loans                          $1,192,023     $1,165,555     $1,053,947     $1,137,051     $1,017,461
  Investments                        87,138         88,687         88,532         89,324         91,955
                                 ----------     ----------     ----------     ----------     ----------
   Total interest-earning
    assets                        1,279,161      1,254,242      1,142,479      1,226,375      1,109,416
  Deposits                        1,020,979        987,250        942,906        992,866        906,047
  Borrowings                        214,973        224,558        156,840        193,272        166,276
                                 ----------     ----------     ----------     ----------     ----------
   Total interest-bearing
    liabilities                  $1,235,952     $1,211,808     $1,099,746     $1,186,138     $1,072,323

 Average assets                  $1,391,746     $1,368,723     $1,262,266     $1,340,698     $1,213,048
 Average stockholders' equity    $  128,128     $  128,002     $  122,477     $  126,762     $  118,105



                                                                                Twelve         Twelve
                                   Quarter        Quarter        Quarter        Months         Months
                                    Ended          Ended          Ended         Ended          Ended
 CONSOLIDATED FINANCIAL RATIOS     March 31,       Dec 31,       March 31,     March 31,      March 31,
 (unaudited)                         2008           2007           2007          2008           2007
 ----------------------------------------------------------------------------------------------------------
 Return on average assets            1.08%          1.38%          1.56%         1.37%          1.57%
 Return on average equity           11.77%         14.72%         16.05%        14.53%         16.11%
 Efficiency ratio                   48.21%         48.46%         50.08%        48.12%         47.79%
 Net interest spread                 3.76%          4.27%          4.48%         4.24%          4.60%
 Net interest margin                 3.88%          4.40%          4.63%         4.37%          4.73%
 Equity-to-assets ratio              9.22%          9.20%          9.75%
 Equity-to-deposits ratio           12.35%         12.67%         12.70%
 Book value per share             $ 10.79        $ 10.66        $ 10.11
 Tangible book  value per share   $ 10.72        $ 10.60        $ 10.04




                                                                                Twelve         Twelve
                                    Quarter        Quarter       Quarter        Months         Months
                                     Ended          Ended         Ended         Ended          Ended
 RESERVE FOR LOAN LOSSES           March 31,       Dec 31,       March 31,     March 31,      March 31,
(unaudited)(dollars in 000s)         2008           2007           2007          2008           2007
 ---------------------------------------------------------------------------------------------------------
 Balance at beginning of period    $ 17,891       $ 17,023       $ 15,969      $ 15,889      $ 14,184
 Provision for loan losses            2,000            900             --         4,100         1,850
 Charge offs -net of recoveries        (777)           (32)           (80)         (875)         (145)
                                 ----------     ----------     ----------    ----------    ----------
 Balance at end of period          $ 19,114       $ 17,891       $ 15,889      $ 19,114      $ 15,889
 Reserves/Loans
  Receivable                           1.60%          1.50%          1.51%







NON-PERFORMING ASSETS                    March 31,     Dec 31,      March 31,
(unaudited)(dollars in 000s)              2008          2007          2007
 ----------------------------------------------------------------------------
 Accruing loans - 90 days past due     $      --     $      --     $      --
 Non-accrual loans                        11,608           990           226
 Restructured loans                           --            --            --
                                      ----------    ----------    ----------
 Total non-performing loans            $  11,608     $     990     $     226
 Total non-performing loans/net loans       0.97%         0.08%         0.02%
 Real estate owned                     $     655     $     655     $     725
                                      ----------    ----------    ----------
 Total non-performing assets           $  12,263     $   1,645     $     951
 Total non-performing assets/total
  assets                                    0.88%         0.12%         0.07%


                                      (more)